SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )
Check the appropriate box:
( ) Preliminary Proxy Statement
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


MERRIMAC INDUSTRIES. INC.
-------------------------
(Name of Registrant as Specified In Its Charter)


MERRIMAC INDUSTRIES, INC.
--------------------------
(Name of Person(s) Filing Proxy Statement)

Payment of Filing /fee (Check the appropriate box):


(X) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(i)(2).
( ) $500 per each party to the controversy pursuant to Exchange
    Act Rule 14-a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:
   ____________________________________________________________

2) Aggregate number of securities to which transaction applies:
   ____________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11:1
   ____________________________________________________________

4) Proposed maximum aggregate value of transaction:
   ___________________________________________________________

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:_________________________________________

2) Form, Schedule or Registration Statement No:____________________

3) Filing Party:___________________________________________________

4) Date Filed:_____________________________________________________

                           MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                          West Caldwell, NJ 07006-6287



                                                                  March 17, 1995


Charles F. Huber II
Chairman of the Board


Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of the Company to be held at the Company's offices, 41 Fairfield Place, West Caldwell, New Jersey, on Thursday, April 27, 1995 at 5:30 p.m. We look forward to the Annual Meeting as an opportunity to meet you and to receive your comments and suggestions.

     Additional information about the Meeting and the various matters upon which shareholders will act is found in the formal Notice of the Meeting and Proxy Statement on the following pages. The Annual Report to Shareholders for 1994, including financial statements, accompanies this Proxy Statement but does not constitute a part of the proxy solicitation material.

     Since it is important that your shares be represented at the Meeting, we urge you to indicate on the enclosed proxy card your choice with respect to the matters to be voted upon at the Meeting, sign and date the card and return it promptly in the enclosed envelope. Please do this even if you plan to attend the Meeting, as the return of a signed proxy will not limit your right to vote in person but will assure that your vote will be counted in the event your plans for personal attendance should change.










                                                           Sincerely,

                                                      /s/ Charles F. Huber II
                                                      -----------------------
                                                          Charles F. Huber II

                           MERRIMAC INDUSTRIES, INC.

                               __________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 27, 1995


To The Shareholders of

   Merrimac Industries, Inc.


     The Annual Meeting of Shareholders of Merrimac Industries, Inc. (the "Company") will be held at the offices of the Company, 41 Fairfield Place, West Caldwell, New Jersey on Thursday, April 27, 1995, at 5:30 p.m. Eastern Daylight Time, for the following purposes:

     (1) to elect a Board of five Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     (2)  to approve the 1995 Stock Purchase Plan of Merrimac Industries, Inc.;

     (3) to ratify and approve the action of the Board of Directors in appointing J.H. Cohn & Company as independent auditors for the current fiscal year; and

     (4) to transact such other business as may properly come before the Meeting.

     Holders of Common Stock of record at the close of business on March 10, 1995 are entitled to notice of and to vote at the Meeting.


                                             By Order of the Board of Directors,




                                                        JOHN J. ANTONICH

                                                            Secretary



West Caldwell, New Jersey
March 17, 1995




PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND THE 1995 ANNUAL MEETING.

                           MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                      West Caldwell, New Jersey 07006-6287


                                PROXY STATEMENT



General Information

     The Board of Directors of Merrimac Industries, Inc. (the "Company"), solicits all holders of Common Stock to vote by marking, signing, dating and returning their proxies to be voted at the Annual Meeting of Shareholders (the "Meeting") for the purposes stated in the Notice of Meeting. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person. A proxy may be revoked at any time before it is exercised, and such right is not limited by or subject to compliance with any specified formal procedure. Presence at the Meeting does not of itself revoke the proxy. If a shareholder wishes to give a proxy to someone other than the Company's designees, he or she may cross out the names appearing on the enclosed proxy, insert the name of such other person, and sign and give the card to that person for use at the Meeting.

     The Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 17, 1995.

     The cost of solicitation will be paid by the Company. In addition to the use of the mails, proxies may be solicited by employees of the Company personally, by telephone or telegraph. The Company expects to pay compensation for the solicitation of proxies, plus expenses to Corporate Investor Communications (CIC) to supply brokers and other persons with proxy materials for forwarding to beneficial holders of Common Stock. The Company expects to pay CIC a fee of approximately $2,500.00 for its services.The Company will also reimburse such brokers and other persons for expenses related to such forwarding.

     Each holder of Common Stock of record at the close of business on March 10, 1995, is entitled to one vote for each share of Common Stock then held. At the close of business on that date, there were outstanding and entitled to vote 1,705,010 shares of Common Stock.

     Under Securities and Exchange Commission rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company's nominees for Director. New Jersey law and the Company's Bylaws require the presence of a quorum for the Meeting, defined here as a majority of the votes entitled to be cast at the Meeting. Votes withheld from Director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are discussed in the third paragraph below, are not counted for quorum purposes.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) the election of Directors; (2) the proposal to approve 1995 Stock Purchase Plan; and
(3) the ratification of auditors. The approval of the 1995 Stock Purchase Plan and the selection of the Company's auditors must be approved by a majority of the votes cast at the Meeting. Director nominees must receive a plurality of the votes cast at the Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the Meeting.

     Abstentions are not counted in determining the number of votes cast in connection with the selection of auditors, and the approval of the 1995 Stock Purchase Plan.

     Like abstentions, broker-dealer "non-votes" on "non-routine" matters are not counted in calculating the number of votes cast. The American Stock Exchange has advised the Company that the election of Directors and selection of auditors are considered "routine" items upon which broker-dealers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the shareholders' meeting. However, the proposal to approve the Stock Purchase Plan is a "non-routine" item, which means that brokers who have received no voting instructions from their customers do not have discretion to vote on these matters. These broker "non-votes" will not be treated as votes cast and thus will have no effect on the outcome of the approval of the 1995 Stock Purchase Plan.


Shareholder Proposals for the 1996 Annual Meeting

     In order to be included in the proxy statement and proxy card relating to the 1996 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company at the above address no later than November 18, 1995.


                            1. ELECTION OF DIRECTORS

Nominees

     At the Meeting it is proposed to elect five Directors, each to hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified. The persons named in the enclosed form of proxy will vote such proxy for the election to the Board of Charles F. Huber II, Eugene W. Niemiec, Arthur A. Oliner, John J. Antonich and Mason N. Carter. All of the nominees have been previously elected by the shareholders, except for Messrs. Antonich and Carter who were elected by the Board effective March 14, 1995.

Voting

     At the close of business on March 10, 1995, the Company had outstanding and entitled to vote 1,705,010 shares of Common Stock (exclusive of 830,735 shares held by the Company as treasury shares), each of which is entitled to one vote. Directors are elected by a plurality of the votes cast.

Information About the Board of Directors

     The following table sets forth certain information as of March 15, 1995, with respect to each Director nominated:

           Name and Other Positions                            Director
                With Merrimac                           Age     Since
                -------------                           ---    --------

           Charles F. Huber II ......................   65       1985
              Chairman of the Board

           Eugene W. Niemiec ........................   55       1990
             President, Chief Executive Officer

           Arthur A. Oliner .........................   73       1961

           John J. Antonich .........................   61       1995
             Vice President, Secretary and Controller

           Mason N. Carter ..........................   49       1995


Business Experience of Directors During Past Five Years

     Mr. Huber, on September 9, 1994, was elected Chairman of Merrimac Industries, Inc. In addition, he is currently a leveraged buy-out specialist, Director of Transnational Industries, Inc., a manufacturing company, Chadds Ford, Pennsylvania and Treasurer and Director of Pannebaker, a custom cabinet company, McAllisterville, Pennsylvania.

     He has been a Managing Director of William D. Witter, Inc., an investment banking organization, New York, New York, since 1981.

     Mr. Niemiec, effective September 9, 1994, was elected to the additional offices of Chief Executive Officer, Chief Financial Officer and Treasurer. He continues to hold the offices of President and Chief Operating Officer of the Company which he has held since January 1, 1990. From 1981 to 1990 he served as Executive Vice President and Technical Director of the Company.

     Dr.  Oliner  is  Professor   Emeritus  of   Electrophysics  at  Polytechnic
University of Brooklyn, New York, was Head of its Electrical Engineering Department for 8 years, and was Director of its Microwave Research Institute from 1967 to 1982. He is currently an engineering consultant.

     Mr. Antonich has been Vice President, Secretary and Controller since prior to 1989.

     Mr. Carter is currently President of the Products and Systems Group of Datatec Industries, Inc., Fairfield, New Jersey, a leading provider of computer network implementation services since 1994. He has been President and CEO of Kentile, Inc., Chicago, Illinois, a provider of resilient flooring from 1992 to 1994. From 1987 to 1992, he was President and CEO of Metex Corp., Edison, New Jersey, a provider of industrial and automotive products. He was a Director of United Capital Corp., Great Neck, New York from 1989 to 1994.

     The Board of Directors has a Stock Option Committee, Stock Purchase Plan Committee, Audit Committee, Compensation Committee, Development Committee, and Nominating Committee.

     The Stock Option Committee, which currently consists of Messrs. Huber and Oliner, administers the Company's 1993 Stock Option Plan and 1983 Key Employees Stock Option Plan.

     The Stock Purchase Plan Committee, which currently consists of Messrs. Huber and Oliner, administers the Stock Purchase Plan of the Company. None of the committee members is currently eligible to participate in the plan.

     Messrs. Huber and Oliner currently serve on the Audit Committee, which was established in April 1983. The function of the Audit Committee is to review the Company's annual audit with the Company's independent accountants. During fiscal 1994 the Audit Committee met once.

     Messrs. Huber and Oliner, non-employee Directors, currently serve on the Compensation Committee, which was established in April 1985. The Committee reviews compensation of all executive officers of the Company. The Committee determines compensation levels based on individual performance and responsibility, as well as overall corporate performance. The predominant components of executive compensation have been base salary and stock option grants. When corporate goals are achieved executive officers as well as other key employees are awarded bonuses.

     Messrs. Oliner and Niemiec currently serve on the Development Committee, which was established in April 1985.

     Messrs. Huber, Oliner and Niemiec currently serve on the Nominating Committee, which was established in December 1994. Shareholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Company's Board of Directors, can do so by writing to the Secretary of the Company at 41 Fairfield Place, West Caldwell, New Jersey, 07006, giving each persons name, biographical data and qualifications. Any such recommendations should be accompanied by a written statement from the person recommended indicating his or her consent to be named as a nominee, and if nominated and elected, to serve as a Director.

     During the fiscal year ended December 31, 1994, the Board of Directors held eight meetings including four by telephone conference call. Each Director during this period attended 75% or more of the aggregate of the total number of meetings of the Board and committees on which he served. None of the committees of the Board held separate meetings during the fiscal year ended December 31, 1994.

EXECUTIVE COMPENSATION

     The following table sets forth a summary for the last three (3) fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company and each of the other most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year.


                           SUMMARY COMPENSATION TABLE


                                                                           Long-Term
                                                                          Compensation

                                            Annual Compensation               Awards
                                       --------------------------------------------------
                                                                            Securities        All Other
                                                                            Underlying      Compensation

Name and Principle Psitions             Year     Salary($)    Bonus($)      Options/SAR       ($)(1)
     in January 1994
-----------------------------------------------------------------------------------------------------------
Paul Terranova(2) ...................   1994     $168,431      $ 7,648          --             $24,163
Chairman, Chief Executive Officer ...   1993      218,504       13,110         1,500            11,192
and Treasurer .......................   1992      222,706        9,833          --              12,230


Eugene W. Niemiec(3) ................   1994      130,426        7,869          --              13,478
President and .......................   1993      131,144        7,869         2,000             7,539
Chief Operating Officer .............   1992      133,666        5,901         2,000             8,905


John Z. Blahosky ....................   1994      117,512        7,145          --              12,255
Executive Vice President ............   1993      119,080        7,145         1,500             6,845
                                        1992      121,370        5,359          --               8,136





     (1) Includes amounts contributed by the Company to the accounts of the named executive officers pursuant to the Company's Savings and Investment Plan and the Company's Profit Sharing Plan. For Paul Terranova, year 1994 only, also includes $3,547 representing miscellaneous payments.


     (2) Mr. Terranova's employment with the Company ceased when he resigned September 9, 1994.


     (3) Mr. Niemiec was elected to the additional office of Chief Executive Officer and Treasurer on September 9, 1994.

     The Company did not grant any options or stock appreciation rights during fiscal 1994 to any of the named executive officers.

     The following table sets forth information concerning each exercise of stock options during fiscal 1994 by each of the named executive officers and the fiscal year-end value of unexercised options.



              Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values


                                                Number of
                                               Securities         Value of
                                               Underlying       Unexercised
                                               Unexercised      In-the-Money
                                              Options/SARs      Options/SARs
                       Shares                  at FY-End           FY-End
                    Acquired on    Value     Exercisable/(1)   Exercisable/(1)
Name .............   Exercise    Realized   Unexercisable(2)   Unexercisable(2)
--------------------------------------------------------------------------------
Paul Terranova ......   -0-       $-0-            -0-                $-0-


Eugene W. Niemiec ...  1,650      7,871          4,000(1)            -0-(1)
                                                 -0-(2)              -0-(2)


 John Z. Blahosky ...  1,500      2,625          1,500(1)            -0-(1)
                                                 -0-(2)              -0-(2)




                    Employment Contracts and Termination of

                 Employment and Change-in-Control Arrangements


     The Company has no employment agreements, or change-in-control arrangements with any of its employees.


COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid a monthly fee of $1,000 and $500 for each meeting of the Board of Directors attended. The Directors are also reimbursed reasonable travel expenses incurred in attending Directors meetings. In addition, pursuant to the 1993 Stock Option Plan, each non-employee Director is granted an immediately exercisable option to purchase 1,500 shares of the Company's common stock on the date he is elected to the Board of Directors, and on each date that he is re-elected as a Director of the Company. In connection with the resignation of Paul Terranova from the Board of Directors as of December 22, 1994, the Company paid Mr. Paul Terranova an aggregate of $165,000 in consideration of agreements by Mr. Paul Terranova not to, among other things, compete with the Company for a period of five years and, for a period of three years not to, among other things, seek representation on the Board of Directors of the Company.

     SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

     The following table sets forth, as of March 10, 1995, information concerning ownership of common Stock by (i) persons known to the Company who are beneficial owners of more than five percent of the Company's Common Stock (ii) each Director and Director nominee of the Company, and (iii) all Directors/nominees and executive officers of the Company as a group.


                                             Amount and
                                              Nature of
                                           Beneficial Own-
        Name and Address of                ership (direct        Percent of
        Beneficial Owners                  except as noted)        Class


        Victor P. Terranova ................   176,165   (1)       10.3%
        602 Nottingham Court
        Norwood, NJ 07648


        William D. Witter, Inc .............   133,783              7.9%
        One Citicorp Center
        153 East 53rd Street
        New York, NY 10022


        Arthur A. Oliner ...................   159,926   (2)        9.4%
        11 Dawes Road
        Lexington, MA 02173


        Charles F. Huber II ................    80,000   (3)        4.6%
        c/o William D. Witter, Inc.
        One Citicorp Center
        153 East 53rd Street
        New York, NY 10022


        Eugene W. Niemiec ..................     6,049   (4)        0.4%
        c/o Merrimac Industries, Inc.
        41 Fairfield Place
        West Caldwell, NJ 07006


        John J. Antonich ...................    14,229   (5)        0.8%
        c/o Merrimac Industries, Inc
        41 Fairfield Place
        West Caldwell, NJ, 07006


        Mason N. Carter ....................     3,000              0.2%
        75 Old Farm Road
        Bedminster, NJ, 07921


        All Directors/nominees and
        executive officers as a
        group (8 persons) ..................   287,021   (6)        16.6%


     (1) Includes 3,000 shares subject to stock options that are exercisable currently or within 60 days.

     (2) Includes 3,000 shares subject to stock options that are exercisable currently or within 60 days and 8,662 shares owned by Dr. Oliner's wife as to which he disclaims beneficial ownership.

     (3) Includes 3,000 shares subject to stock options that are exercisable currently or within 60 days. Mr. Huber is Managing Director of William
          D. Witter, Inc., which owns 133,783 shares as to which Mr. Huber disclaims beneficial ownership.

     (4) Includes 4,000 shares subject to stock options and granted by the Company that are exercisable currently or within 60 days.

     (5) Includes 2,500 shares subject to stock options and 1,180 shares subject to the Stock Purchase Plan granted by the Company that are exercisable currently or within 60 days.

     (6) Includes 16,500 shares subject to stock options and 10,430 shares subject to the Stock Purchase Plan granted by the Company that are exercisable currently or within 60 days.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's common stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, Directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its officers, Directors and greater than ten-percent shareholders were complied with.


                    2. APPROVAL OF 1995 STOCK PURCHASE PLAN

     On December 21, 1994 the Board of Directors of the Company adopted, effective as of January 1, 1995, and subject to shareholder approval, the 1995 Stock Purchase Plan (the "Purchase Plan"). The total number of shares that may be offered under the Purchase Plan is 200,000 (subject to adjustment in certain circumstances). A copy of the Purchase Plan is set forth in Exhibit A to this Proxy Statement. The description of the Purchase Plan herein is not a complete description of all the terms thereof and is qualified in its entirety by reference to the Purchase Plan.

     The Purchase Plan is substantially identical to the plan approved by the shareholders of the Company at the Annual Meeting in 1985.

     Offers extended by the Company to purchase shares of Common Stock of the Company under the terms of the Purchase Plan may be made to eligible employees up to December 31, 1999.

     The Purchase Plan is administered by a Stock Purchase Plan Committee (the "Committee") consisting of at least two members of the Board not participating in the Plan. The members of the Committee serve at the pleasure of the Board. The Committee has sole authority to determine all questions arising under the Plan, including its interpretation, and all decisions made by the Committee are final. The Committee currently consists of Messrs. Huber and Oliner.

     Participation in the Plan is entirely voluntary. Any employee (including officers but excluding persons who serve only as directors) of the Company or of its present and future subsidiaries who completes one consecutive year of service with the Company or a subsidiary shall become eligible to enter into an agreement with the Company for the purchase of shares of Common Stock pursuant to the terms provided in the Purchase Plan. Approximately 121 employees were eligible to participate in the Plan as of January 1, 1995.

     Generally, the maximum number of shares which can be purchased by a participating employee pursuant to an agreement is the number of shares having a fair market value equal to 10% of such employee's annual rate of compensation (as determined under the Purchase Plan). A participating employee may elect to purchase fewer than the maximum number of shares which he is entitled to elect to purchase.

     Each agreement shall permit the participating employee to purchase all or a part of the number of shares of Common Stock covered by such agreement on the date (the "Purchase Date") which is twenty-seven months after the date on which such agreement is offered by the Company or, upon not less than five days' written notice to the Company, on the last day of any calendar month prior to the Purchase Date, provided, however, that no shares of Common Stock may be purchased for 90 days after the date of the agreement. Entering into an agreement under the Purchase Plan imposes no obligation upon an employee to purchase the shares of Common Stock covered by such agreement, provided that such employee notifies the Company on or prior to the Purchase Date, in the manner provided in the agreement, of such employee's desire to purchase none or fewer than all of the shares of Common Stock covered by such agreement. Failure by a participating employee to notify the Company on or prior to the Purchase Date of his desire to purchase none or fewer than all of the shares covered by an agreement shall be deemed an election by the employee to purchase all of the shares covered by his agreement on the Purchase Date.

     The purchase price for each share of Common Stock purchased pursuant to an agreement offered under the Purchase Plan shall not be less than the lesser of
(i) 85% of the fair market value (as determined by the Committee) of a share of Common Stock on the date designated by the Board as the date that offers to enter into agreements are made or (ii) 85% of the fair market value (as determined by the Committee) of a share of Common Stock on the date on which the shares are purchased by the employee.

     Each agreement between a participating employee and the Company shall provide that the employee may at any time on or before the Purchase Date terminate his agreement in its entirety by delivering written notice in the form and to the person specified in the agreement. Within thirty business days after such termination all funds in such employee's account, plus interest on such funds from the date withheld at the rate of 5% per annum, shall be paid to such employee. If a participating employee's employment by the Company or a subsidiary is terminated, such employee's agreement shall terminate immediately, except, that (i) in the event such termination of employment is due to normal or earlier or disability retirement under the Company's qualified employee plans, such employee shall have the right for thirty days after such termination (or until the Purchase Date if it occurs prior to the expiration of such thirty-day period) to elect to purchase all or fewer than all of the shares covered by his agreement and (ii) in the event that a participating employee dies while employed by the Company or a subsidiary, such employee's estate or beneficiary shall have the right, at any time within twelve months of such employee's death (or until the Purchase Date if it occurs before the expiration of such twelve-month period), to elect to purchase all or fewer than all of the shares covered by the deceased employee's agreement.

     An agreement entered into between an employee and the Company pursuant to the Purchase Plan is not assignable or transferable except by will or the laws of descent and distribution, and during the lifetime of an employee who is party to such an agreement the shares which are covered thereby may be purchased only by such employee.

     The Purchase Plan may be amended by the Board except that without the approval of shareholders the Board may not (a) increase the maximum number of shares which may be covered by all agreements entered into under the Plan (either in the aggregate or with respect to any one employee) except for appropriate adjustments in the event of certain changes in the capitalization of the Company, (b) reduce the purchase price per share to less than the lesser of 85% of fair market value of a share on the date an agreement is offered or 85% of the fair market value of a share on the date a share is purchased, (c) extend the term of the Purchase Plan beyond December 31, 1999 or the term of agreements beyond twenty-seven months or (d) change the category of persons eligible to participate in the Purchase Plan.

     The Board may terminate the Purchase Plan at any time prior to the December 31, 1999 termination date, provided that any such termination shall not affect any agreement then outstanding under the Purchase Plan.

     Agreements under the Purchase Plan may contain, in addition to the provisions outlined herein, such other provisions as the Committee may deem appropriate, provided such other provisions do not violate any applicable statute or regulation and are not inconsistent with the terms of the Purchase Plan.

     An employee who is a party to an agreement under the Purchase Plan has no rights as a stockholder with respect to shares of Common Stock covered by such agreement until the issuance of such shares to him.

     The Board of Directors believes that the approval of the Stock Purchase Plan will allow the Company to attract and retain the highly trained and motivated individuals on which the future success of the Company depends. Accordingly, the shareholders are urged to vote FOR the approval of the 1995 Stock Stock Purchase Plan. Proxies will be voted in the manner specified therein with respect to approval and, if no specification is made, in favor of approval.

     APPROVAL OF THE PROPOSED 1995 STOCK PURCHASE PLAN REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF VOTES CAST.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

               3. APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has, subject to ratification by the shareholders, appointed J.H. Cohn & Company as independent auditors for the fiscal year ending December 30, 1995. The Audit Committee of the Board of Directors approved the retention of J.H. Cohn & Company to replace Ernst & Young in 1994 (who audited the accounts of the Company since 1961) to reduce costs.

     Representatives of J.H. Cohn & Company have been invited and are expected to attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               4. OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described above that will be presented at the Meeting for action by the shareholders. If any other business should properly come before the Meeting, it is intended that the persons designated as attorneys and proxies in the enclosed form of proxy will vote all such proxies as they, in their discretion, determine.


                                             By Order of the Board of Directors,






                                                          JOHN J. ANTONICH
                                                              Secretary

March 17, 1995

    Exhibit A

                            1995 STOCK PURCHASE PLAN
                                       of
                           MERRIMAC INDUSTRIES, INC.
                              ___________________

                                   SECTION 1

                                    Purpose

1.1 The purpose of this 1995 Stock Purchase Plan is to provide an opportunity for employees of Merrimac Industries, Inc. ("Merrimac") and of its present and future Subsidiaries to purchase shares of Common Stock of Merrimac and thereby to have an additional incentive to contribute to the prosperity of Merrimac.

                                   SECTION 2

                                  Definitions

The following words have the following meanings unless a different meaning is plainly required by the context.

2.1 "Agreement" means the Option Offer and Stock Purchase Agreement setting forth the terms and conditions pursuant to which shares of Common Stock may be purchased by an Employee under the Plan.

2.2 "Board" means the Board of Directors of Merrimac.

2.3 "Committee" means the Stock Purchase Plan Committee  appointed under Section
4.1 to administer the Plan.

2.4 "Common Stock" means the Common Stock of Merrimac.

2.5 "Compensation" means regular fixed basic compensation in effect for an Employee on the date of the Agreement, and, at the discretion of the Committee, any bonus or overtime pay, but in all cases excluding any contribution to an employee benefit plan or other similar payment or contribution.




Exhibit A

2.6 "Employee" means any employee, including any officer, who has been in the service of Merrimac or of any Subsidiary for at least one consecutive year immediately prior to the date on which he enters into an Agreement with Merrimac hereunder.

2.7 "Interest" means interest at the rate of 5% a year.

2.8 "Merrimac" means Merrimac Industries, Inc.

2.9 "Plan" means the 1995 Stock Purchase Plan of Merrimac as from time to time in effect.

2.10 "Purchase Date" means the last day of a period of 27 months beginning with the date of the offer of an Agreement hereunder.

2.11 "Subsidiary" means any corporation in which Merrimac owns directly or indirectly a majority of the issued and outstanding shares of stock, exclusive of Directors' qualifying shares.


                                   SECTION 3

                                     Stock

3.1 The total number of shares of Common Stock which may be sold under the Plan shall not exceed 200,000 shares except to the extent of adjustments authorized by Section 6.1(j). These shares may consist in whole or in part of unissued shares or treasury shares.

3.2 If an Agreement entered into under the Plan shall expire or terminate for any reason, any unpurchased shares subject thereto shall (unless the Plan shall have been terminated) again be available for the purposes of the Plan.


                                   SECTION 4

                                 Administration

4.1 The Board shall appoint a Stock Purchase Plan Committee consisting of at least two members of the Board who shall serve at the pleasure of the Board. The Committee shall administer the Plan, shall, when and as authorized by the Board, offer to enter into Agreements under the Plan with each employee who so elects (unless the Plan shall have been terminated) and shall have sole authority to determine all questions arising under the Plan or any Agreement, including their interpretation. All decisions made by the Committee shall be final.




Exhibit A

                                   SECTION 5

                Number of Shares Which an Employee May Purchase

5.1 An Employee may elect to purchase pursuant to the terms of an Agreement entered into hereunder that number of shares of Common Stock having a fair market value equal to 10% of his Compensation, but not more than that proportion of the total number of shares being offered as of the date of such Agreement equal to his Compensation divided by the aggregate annual rates of Compensation of all employees who elect to participate as of the date of such Agreements. Any fractional shares resulting from these calculations shall be eliminated. Such Employee may elect to purchase fewer than the total number of shares which he is entitled to elect under the preceding sentence.

5.2 Notwithstanding the foregoing, no Agreement may be entered into hereunder between Merrimac and any Employee:

     (a) if such Employee, immediately after execution of the Agreement, owns stock (including that which he may purchase under the agreement and any other stock which the Employee may purchase under outstanding options) possessing 5% or more of the total combined voting power or value of all classes of stock of Merrimac or of any of its Subsidiaries;

     (b) if such Agreement permits his rights to purchase stock under all stock purchase or stock option plans of Merrimac and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of offer of such Agreement or the granting of such option agreement, as the case may be) for any one calendar year; or

     (c)  for the  purposes  of  Subsection  5.2(a),  the  attribution  rules of
          Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of the individual. The term "accrues", as used in Subsection 5.2(b), shall be interpreted as in Section 423(b)(8) of the Internal Revenue Code.

                                   SECTION 6

                       Terms and Conditions of Agreements

6.1 Agreements under the Plan pursuant to which an Employee elects to purchase shares of Merrimac's Common Stock shall be in such form as the Committee shall, from time to time, approve and shall contain, or comply with, the following terms and conditions:

     (a) The purchase price per share shall not be less than the lesser of 85% of the fair market value, as determined by the Committee, of a share of Common Stock on the date designated by the Board as the date that offers to enter into Agreements are made or 85% of the fair market




Exhibit A
          value, as determined by the Committee, at the time such option is exercised.

     (b) The Employee in his Agreement shall direct Merrimac or the Subsidiary, as the case may be, to withhold from his Compensation, throughout the duration of the Agreement, amounts sufficient to accumulate over the term of the Agreement the aggregate purchase price of the shares which are covered by the agreement.

     (c)  The stated term of each Agreement shall be 27 months.

     (d) The Agreement shall not be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an Employee who is a party to such an Agreement the shares which are covered thereby may be purchased only by him.

     (e) Subject to earlier purchase pursuant to Subsections 6.1(g) and (h), each Agreement shall provide that the Employee on the Purchase Date shall purchase all of the shares covered thereby unless he shall have, in the manner provided for in the Agreement, notified the person specified in the Agreement, on or before the Purchase Date, that he does not desire to purchase any of such shares or that he desires to purchase fewer than all of such shares. Each Agreement shall also provide that on the Purchase Date the funds then on deposit for the Employee's account shall be applied to the purchase price of such shares, and that the excess, if any, over the purchase price of purchased shares shall forthwith be paid to the Employee. Failure to notify as aforesaid shall be deemed an election by the Employee to purchase all of the shares covered by the Agreement on the Purchase Date.

     (f) Each Agreement shall provide that the Employee who has entered into it may at any time on or before the Purchase Date terminate the Agreement in its entirety by delivering written notice in the form and to the person specified in the Agreement. Upon such termination all funds held for the Employee's account, plus Interest, shall be paid promptly to the Employee within 30 business days.

     (g) Each Agreement shall provide that after it has been in effect for at least 90 days and subject to Section 9, that the Employee, from time to time (but, no more than twice) prior to the Purchase Date, on written notice received by the person specified in the Agreement at least five business days prior to the end of any calendar month, may elect to purchase on the last day of such month or of any subsequent month (unless the Purchase Date shall first occur) all or fewer than all of the shares covered by the Agreement. All Agreements shall provide uniformly for the manner of payment for shares to be so purchased.

     (h) If the employment by Merrimac or a Subsidiary of an Employee, who has entered into an Agreement hereunder, shall terminate, the Agreement shall terminate immediately and within 30 business days of such termination the Employee shall be paid all funds held for the




Exhibit A

          Employee's account, plus Interest; provided, however, that if any termination of employment is due to either normal or earlier or disability retirement under Merrimac's qualified plans, the Employee shall have the right within 30 days thereafter (or on or before the Purchase Date if it occurs before the expiration of such period) to elect to purchase all or fewer than all of the shares covered by the Agreement; and further provided, that if the Employee shall die while in the employment of Merrimac or a Subsidiary during the term of the Agreement, his estate, personal representative, or beneficiary shall have the right, at any time within 12 months of his death (or on or before the Purchase Date if it occurs before the expiration of such period), to elect to purchase all or fewer than all of the shares covered by the deceased employees' Agreement.

     (i) Each Agreement shall provide that the purchase price shall be payable in United States dollars upon any purchase of shares thereunder by transfers, to the extent required to cover the purchase price, of amounts held for the Employee's account, supplemented, if necessary, by payments from the Employee in the form of cash, certified check, bank draft or money order payable to the order of Merrimac.

     (j) If there shall be any increase or decrease in the number of issued shares of the Common Stock resulting from a subdivision or a consolidation or reclassification of shares, or the payment of a stock dividend, appropriate adjustments shall be made by the Board in the aggregate number of shares subject to the Plan, the formula determining the number of shares with respect to which Agreements may be entered into with any particular Employee and the number of shares and price per share subject to outstanding Agreements, provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

     (k) If Merrimac shall be the surviving or resulting corporation in any merger or consolidation, any Agreement entered into under the Plan shall apply to the shares to which a holder of the number of shares of Common Stock covered by the Agreement would have been entitled.

6.2 Agreements under the Plan may contain such other provisions as the Committee may deem appropriate, provided such other provisions do not violate any applicable statute or regulation and are not inconsistent with the terms of the Plan.

                                   SECTION 7

                            Rights as a Stockholder

7.1 An Employee who is a party to an Agreement entered into hereunder shall have no rights as a stockholder with respect to shares covered by such Agreement until the date of the issuance of the shares to him. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.




Exhibit A

                                   SECTION 8

                              Employee's Agreement

8.1 If, at the time of any purchase under an Agreement under the Plan, in the opinion of counsel for Merrimac, it is necessary or desirable, in order to comply with any applicable law or regulation relating to the sale of securities, that the Employee shall agree that he will purchase the shares that are subject to the Agreement for investment and not with any present intention to resell the same, the employee will, upon the request of Merrimac, execute and deliver to Merrimac an agreement to such effect.


                                   SECTION 9

                             Effective Date of Plan

9.1 The Plan shall become effective on January 1, 1995 subject to approval within l2 months of adoption by a majority of the votes cast at a duly constituted stockholder meeting by the holders of shares of Merrimac Common Stock entitled to vote thereon. Agreements may be entered into following such date, provided that they shall expressly provide that no shares may be issued thereunder unless and until the Plan shall have been approved by stockholders.


                                   SECTION 10

                                  Term of Plan

10.1 No offer to enter into an Agreement shall be made pursuant to the Plan after December 31, 1999.

10.2 The Board may terminate the Plan at any time, provided, however, that any such termination shall not affect any Agreement then outstanding under the Plan.




Exhibit A

                                   SECTION 11

                               Amendment of Plan

11.1 The Board may amend the Plan at any time, and from time to time, provided, however, that, without the further approval by the holders of a majority of the outstanding shares of the Common Stock of Merrimac, the Board may not:

     (a) increase (other than by adjustments provided in Section 6.1(j)) the maximum number of shares which may be covered by all Agreements entered into under the Plan (either in the aggregate or with respect to any individual);

     (b) change the number of shares which may be optioned to any single individual;

     (c)  reduce the purchase price specified in Section 6.1(a);

     (d) extend the term of the Plan beyond December 31, 1999 or the term of agreements entered into thereunder beyond 27 months; or

     (e) change the persons or category of persons eligible to participate in the Plan.




Exhibit A

                                   SECTION 12

                        No Obligation to Purchase Shares

12.1 The entering into an Agreement under the Plan shall impose no obligation upon the Employee to purchase any shares covered by such Agreement, except to the extent that failure to give the notice provided for in Subsection 6.1(e) shall result in an obligation to purchase on the Purchase Date.

     IN WITNESS WHEREOF, Merrimac Industries, Inc. has hereby adopted this Plan on this 21st day of December, 1994, as of the year and day first above written.






                                       MERRIMAC INDUSTRIES, INC.


                                    By: ------------------------
                                            Eugene Niemiec
                                            President and Chief
                                            Executive Officer





Attest:


------------------
   John Antonich
    Secretary




Exhibit A

                           MERRIMAC INDUSTRIES, INC.
                               41 Fairfield Place
                      West Caldwell, New Jersey 07007-0986

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Eugene W. Niemiec and Arthur A. Oliner as Proxies, each with the power to appoint his substitue, and hereby authorizes either or both to represent and to vote all shares of Common Stock of Merrimac Industries, Inc. held of record by the undersigned on March 10, 1995, at the Annual Meeting of Shareholders to be held on April 27, 1995, or any adjournment thereof as follows

          Please mark on the reverse side, sign, date and return this proxy card promptly using the enclosed envelope.










This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR election of Directors and FOR Items 2 and 3.



The board of directors recommends a vote FOR all items and SHARES WILL BE SO VOTED UNLESS YOU OTHERWISE INDICATE:


No.1 Election of Directors    Nominees: C.F. Huber II, E.W. Niemiec, A.A. Oliner
                                        J.J Antonich, and M.N. Carter
  FOR       Withhold
  all       for all        (INSTRUCTION: To withhold authority to vote for any
nominees    nominees        individual nominee, write that nominee's name in
                            the space provided below.)

  |_|          |_|          _____________________________________________


No.2 Approval of 1995 Stock Purchase Plan           No.3 Appointment of Auditors


   FOR       AGAINST       ABSTAIN                  FOR   AGAINST    ABSTAIN

   |_|         |_|           |_|                    |_|     |_|        |_|





                                     DATED:_______________________________, 1995


                                     ___________________________________________
                                                       Signature

                                     ___________________________________________
                                                       Signature

This proxy must be signed exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc., should give full title as such. if the signer is a corporation, please sign full corporate name by duly authorized officer.

           SIGN, DATE AND MAIL YOUR PROXY PROMPTLY TODAY








Exhibit A